Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of our report dated February 14, 2023, relating to the financial statements of Sierra Parima S.A.S. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte RD, S.R.L.

Santo Domingo, Dominican Republic

February 14, 2023